CROSS/Z INTERNATIONAL, INC.

                              EMPLOYMENT AGREEMENT


            This Employment Agreement (the "Agreement") is made and entered into effective as of June 1, 1997 (the "Effective Date"), by and between Mark Chroscielewski (the "Executive") and Cross/Z International, Inc., a California company (the "Company").

                                 R E C I T A L S


            The Company and the Executive desire to enter into this Agreement in order to provide additional financial security and benefits to the Executive, to encourage the Executive to continue employment with the Company and to enhance the motivation and incentive of the Executive to increase the profitability of the Company.


            In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of the Executive with the Company, the parties agree as follows:

            1.          DUTIES AND SCOPE OF EMPLOYMENT.

                        (a) POSITION. The Company shall employ the Executive in the position of PRESIDENT & CEO with such duties, responsibilities and compensation as in effect as of the Effective Date; provided, however, that the Board of Directors of the Company (the "Board") shall have the right to revise such responsibilities and compensation from time to time as the Board may deem necessary or appropriate. Such duties and responsibilities shall be commensurate with Executive's past practices and consistent with his position as President and Chief Executive Officer of the Company. If any such revision constitutes "Involuntary Termination" as defined in Section 8 (d) of this Agreement, the Executive shall be entitled to benefits upon such Involuntary Termination as provided under this Agreement.

                        (b) OBLIGATIONS. The Executive shall devote his full business efforts and time to the Company and its subsidiaries. The foregoing, however, shall not preclude the Executive from engaging in such activities and services as do not interfere or conflict with his responsibilities to the Company.

            2. TERMINATION. This Agreement shall continue in force and effect until the earliest of: (i) December 31, 1999 or (ii) until such time as notice of non-renewal or termination of this Agreement is given in writing by either the Company or the Executive to the other (the "Termination Event"). The Company and the Executive agree to meet to negotiate in good faith the renewal of this Agreement two (2) months prior to the Termination Event. This Agreement may be extended for an additional period or periods by mutual written agreement of the Company and the Executive. A termination of the terms of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of the terms of this Agreement, nor affect Executive's right to twelve (12) months of Base Compensation as severance pay after the termination.

            3.          COMPENSATION AND BENEFITS.

                        (a) BASE COMPENSATION. The Company shall pay the Executive as compensation for services a base salary at the annualized rate of not less than $150,000. Such salary shall be reviewed at least annually. Such salary shall be paid periodically in accordance with normal Company payroll. The annual compensation specified in this Section, as adjusted from time to time, before any salary reduction under Section 401(k) of the Internal Revenue Code, deferred compensation plan or agreement or any other benefit or plan requiring reduction of salary, is referred to in this Agreement as "Base Compensation."

                        (b) BONUS. Beginning with the Company's current fiscal year and for each fiscal year thereafter during the term of this Agreement, the Executive shall be eligible to receive an annual bonus (the "Bonus") based upon a target or targets approved by the Board annually. Although the maximum Bonus that may be earned by an executive executing this Agreement may differ, it shall exceed the maximum potential bonus that may be earned by executives with a lower base compensation and be consistent with the Executive's position as a senior executive (the maximum potential bonus hereinafter referred to as the "Target Bonus"). The Bonus payable hereunder shall be payable in accordance with the Company's normal practices and policies.

                        (c) VACATION.  The  Executive  shall be entitled to four
(4) weeks of paid vacation per year or such additional vacation as may be permitted from time to time by Company policy. In recognition that business demands may prevent the Executive from taking such vacation in full, the Executive may accrue any vacation not taken without limitation, notwithstanding any Company policy to the contrary.

                        (d) EXECUTIVE BENEFITS. The Executive shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by the Company of general applicability to other key executives of the Company, including (without limitation) retirement plans, savings or profit-sharing plans, deferred compensation plans, supplemental retirement or excess-benefit plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of the Board or any committee administering such plan or program. Participation shall be consistent with the Executive's position as President of the Company. The Company shall reimburse the Executive for all reasonable business and travel expenses actually incurred or paid by the Executive in the performance of services on behalf of the Company, in accordance with the Company's expense reimbursement policy as in effect from time to time.

            4.          SEVERANCE BENEFITS.

                        (a) TERMINATION OF EMPLOYMENT DURING TERM OF AGREEMENT. If the Executive's employment with the Company terminates during the term of this Agreement, then the Executive shall be entitled to receive severance benefits as follows:


                                    (i) INVOLUNTARY TERMINATION. If, at any time
during the term of this Agreement, the Executive's employment terminates as a result of Involuntary Termination other than for Cause, Disability or death, or the Company breaches any of the material terms of this Agreement (either of the foregoing, an "Event"), the Company shall pay the Executive severance in the amount of one-twelfth (1/12) of the Base Compensation of the Executive at the time of such termination (without giving effect to any reduction in Base Compensation that resulted in such Involuntary Termination) per month, for a period twelve (12) months or the number of full and partial months remaining on the term of the Agreement, if lower, but not less than twelve (12) months (the "Wind-down Period"). The Company shall retain the Executive as a consultant during the Wind-down Period and the Executive shall continue to vest in the options granted to the Executive to date (the "Options"). The Executive may take other employment during the Wind-down Period, and any such other employment shall not reduce such continuation of Option vesting and cash payments as set forth herein.

                                    (ii) VOLUNTARY RESIGNATION;  TERMINATION FOR
CAUSE. If the Executive's employment terminates by reason of the Executive's voluntary resignation (and is not an Involuntary Termination), or if the Executive is terminated for Cause, then the Executive shall not be entitled to receive severance or other benefits except for those (if any) as may then be established (and applicable) under the Company's then-existing severance and benefits plans and policies at the time of such termination.

                                    (iii)  DISABILITY;  DEATH.  If  the  Company
terminates the Executive's employment as a result of the Executive's Disability, or such Executive's employment is terminated due to the death of the Executive, then the Executive shall not be entitled to receive severance or other benefits except (i) those (if any) as may then be established (and applicable) under the Company's then-existing severance and other benefits plans and policies at the time of such Disability or death, (ii) benefits required by applicable laws, and
(iii) in the case of death, the Executive's salary for thirteen (13) weeks payable to the Executive's surviving spouse, or if the Executive has no spouse, to the Executive's estate. In the event of termination as a result of Disability under this Agreement, the Executive shall be entitled to the benefits provided under the Company's then-existing disability or extended sick pay plan, for so long as such Executive continues to be disabled under this Agreement or benefits otherwise terminate under such plan, whether or not the Executive is deemed to be disabled under such plan.

                        (b) CONTINUING BENEFITS. In the event the Executive is entitled to severance benefits pursuant to subsection 4(a)(i), then in addition to such severance benefits, the Executive shall receive Company-paid health, dental, vision, disability and life insurance coverage as provided to such Executive immediately prior to the Executive's termination, upon the terms and conditions, including deductibles and co-payments, provided in the Company's then-existing plans, policies and programs (the "Company-Paid Coverage"). If such coverage included the Executive's dependents immediately prior to the Executive's termination, such dependents shall also be covered at Company expense. Company-Paid Coverage shall continue for twelve (12) months after the Termination Date in the case of life insurance coverage and for the joint lives of the Executive and his spouse on the Effective Date in the case of medical, dental and vision coverage.

                        Notwithstanding the foregoing, if the Executive is covered under any medical, life, dental, vision or disability insurance plan(s) provided by a subsequent employer, then the amount of coverage required to be provided by the Company hereunder shall be reduced by the amount of coverage provided by the subsequent employer's plan(s) for so long as such coverage continues. The Executive's rights under this Section 4(b) shall be in addition to, and not in lieu of, any post-termination continuation coverage or conversion rights the Executive may have pursuant to applicable law, including without limitation, continuation coverage required by Section 4980B of the Internal Revenue Code.

                        (c) ACCRUED SALARY,  BENEFITS AND EXPENSES. In addition,
(i) the Company shall pay the Executive any unpaid base salary and unpaid bonus due for periods prior to the Termination Date; (ii) the Company shall pay the Executive all of the Executive's accrued and unused vacation through the Termination Date; and (iii) following submission of proper expense reports by the Executive, the Company shall reimburse the Executive for all expenses reasonably and necessarily incurred by the Executive in connection with the business of the Company prior to termination. These payments shall be made promptly upon termination and within the period of time mandated by law.

                        (d)   RETIREMENT   PLANS.   In  addition  to  any  other
retirement rights to which Executive may be legally entitled by contract or pursuant to any plan or program, the Company shall pay the Executive regularly scheduled payments which shall commence on the Executive's normal retirement age or earlier if the Executive elects early retirement and shall be payable in accordance with the Company's then-existing retirement plan, if any, determined as though the Executive continued his employment with the Company for an additional twelve (12) months following the Termination Date or until Executive has attained normal retirement age under such Plan, whichever occurs earlier. For purposes of determining the amount Executive is to receive the Company shall utilize the greater of the Executive's compensation as defined under any such retirement plan in effect on the date of this Agreement for the year including the Termination Date.

                        (e) OPTIONS. In the event the Executive is entitled to severance benefits pursuant to subsection 4(a)(i), the Executive's stock options and other exercise rights shall remain exercisable (i) a period of twelve (12) months following such termination, or (ii) the date Executive no longer serves as a consultant to the Company, subject to the applicable option or exercise term, and except as provided in subsection 4(f) below.

                        (f) VESTING OF BENEFITS. If the Executive's employment terminates as a result of Involuntary Termination other than Cause, Disability, or death within twelve (12) months of a Change-in-Control or, prior thereto, if resulting from a Change-in-Control, then any unvested benefits on the date of termination, including stock options, restricted stock, stock appreciation rights, growth units, or other incentive compensation (other than target bonus), shall immediately accelerate and become fully vested and exercisable. The Executive shall thereupon have fully vested rights to such benefits in accordance with the terms of applicable plan or agreement.

                        In the event that the Executive has exercisable rights, such as stock options, such rights shall remain exercisable for a period of twelve (12) months following such termination, subject to any option or exercise term under an applicable plan.

                        (g) DEFERRED COMPENSATION. Any compensation deferred by the Executive shall be subject to the terms and conditions of any applicable plan or agreement, and shall not be affected or altered by this Agreement.

            5. PROPRIETARY RIGHTS AND SEPARATION AGREEMENT. The Company and the Executive have previously entered into a Proprietary Rights and Separation Agreement dated as of June 16, 1992 (the "Separation Agreement"). Sections 1 and 3 of the Separation Agreement shall remain in full force and effect after the Effective Date of this Agreement. Section 2 of the Separation Agreement shall be deemed superseded by the provisions of this Agreement.

            6. LIMITATION ON PAYMENTS. In the event that any payment or benefit received or to be received by the Executive pursuant to this Agreement or otherwise (collectively the "Payments") would be subject to the Excise Tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar or successor provision (the "Excise Tax"), the Company shall pay to the Executive within ninety (90) days of the Termination Date (or, if earlier, within ninety (90) days of the date the Executive becomes subject to the Excise Tax), an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax and any federal (and state and local) income tax on the Payments, shall be equal to the Payments minus all applicable taxes on the Payments. For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of Excise Tax, (i) any other payments or benefits received or to be received in connection with a Change of Control of the Company or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company), shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code or any similar or successor provision, and all "excess parachute payments" within meaning of Section 280G(b)(1) or any similar or successor provision shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company such other payments or benefits (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services within the meaning of
Section 280G(b) or any similar or successor provision of the Code in excess of the base amount within the meaning of Section 280G(b)(3) or any similar or successor provision of the Code, or are otherwise not subject to Excise Tax;
(ii) the amount of the Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of the Payments or (B) the amount of the excess parachute payments within the meaning of Section
280G(b)(1) (after applying clause (i) above), and (iii) the value of any non-cash benefits or an deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Section 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest nominal marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest nominal marginal rate of taxation in the state and locality of the Executive's residence on the Termination Date, net of the maximum reduction in federal income taxes which could be obtained from deducting of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of termination of the Executive's employment, the Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined the portion of the Gross-Up Payment attributable to such reduction (plus the portion of the Gross-Up Payment attributable to the Excise Tax and federal (and state and local) income tax imposed on the Gross-Up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax and/or a federal (and state and local) income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of a payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest payable with respect to such excess) at the time that the amount of such excess is finally determined.

            7.          NONCOMPETE.

                        (a) The Executive agrees that during his employment with the Company and for two (2) years following termination of such employment, he shall not engage in, own, manage or control, or participate in the ownership, management or control, directly or indirectly, of any person, firm, corporation or other entity engaged in the design, development, provision, sales or marketing of any product for the creation, compression, storage, retrieval or analysis of relational databases ("Restricted Business") anywhere in the world (the "Restricted Area"). Notwithstanding the foregoing, the Executive may acquire shares representing not more than 5% of the outstanding securities of any publicly traded company engaged in the Restricted Business. The convenant contained in this Section 7(a) shall be construed as a series of separate covenants, one for each country in the world and each province or state within such country. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants, such unenforceable covenant shall be deemed deleted from this Agreement to the extent necessary to permit the remaining separate covenants included in this Section 7(a) to be enforced.

                        (b) The provisions of Section 1.1 of the Separation Agreement shall continue in full force and effect for a period of two (2) years following the termination of the Executive's employment, unless such termination is (i) an Involuntary Termination other than for Cause, (ii) due to the Executive's death or Disability, (iii) due to the Company's unwillingness to renew or extend this Agreement, or (iv) within one year following a Change of Control.

            8. DEFINITION OF TERMS. The following terms referred to in this Agreement shall have the following meanings:

                        (a)         CAUSE.  "Cause" shall mean:

                                    (i)   Executive's   failure   to   begin  to
substantially perform his duties or responsibilities hereunder for a period of fifteen (15) days after written notice thereof from the Board to Executive setting forth in reasonable detail the respects in which the Company believes Executive has not substantially performed his duties or responsibilities hereunder or continued failure to begin to substantially perform such duties or responsibilities for a period of thirty (30) days after such written notice;

                                    (ii)   Executive   personally   engaging  in
knowing and intentional illegal conduct which is seriously injurious to the Company or its affiliates;

                                    (iii)    Executive    being   charged   with
committing a felony, or committing an act of dishonesty or fraud against, or the misappropriation of property belonging to, the Company or its affiliates;

                                    (iv) Executive  knowingly and  intentionally
breaching in any material respect the terms of the Separation Agreement or any other confidentiality agreement or invention or proprietary information agreement with the Company;

                                    (v)  Executive's  commencement  of  material
negotiation as regards employment with another employer while he is an employee of the Company; or

                                    (vi) any material breach by Executive of any
material provision of this Agreement for which a cure is not initiated within fifteen (15) days of notice thereof from the Board to Executive or which remains uncured for thirty (30) days following such notice.

                        (b) CHANGE OF CONTROL. "Change of Control" shall mean the occurrence of any of the following events:

                                    (i) Any "person" or "group" (as such term is
used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company's then outstanding voting securities; or

                                    (ii)  A  change  in the  composition  of the
Board of the Company occurring within a two-year period after an Initial Public Offering of the Company's common stock, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

                                    (iii)  The   shareholders   of  the  Company
approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets (other than to a subsidiary or subsidiaries).

                        (c) DISABILITY. "Disability" shall mean that the Executive has been unable to perform his duties under this Agreement for a period of three or more consecutive months due to illness, accident or other physical or mental incapacity.

                        (d) INVOLUNTARY TERMINATION. "Involuntary Termination" shall include, but not be limited to,

                                    (i) the continued assignment to Executive of
any duties or the continued material reduction of Executive's duties, either of which is substantially inconsistent with the level of Executive's position with the Company, for a period of thirty (30) days after notice thereof from Executive to the Board of Directors setting forth in reasonable detail the respects in which Executive believes such assignments or duties are substantially inconsistent with the level of Executive's position;

                                    (ii)  a  reduction  in  Executive's  salary,
other than any such reduction which is part of, and generally consistent with, a general reduction of officer salaries;

                                    (iii) a reduction by the Company in the kind
or level of employee benefits (other than salary and bonus) to which Executive is entitled immediately prior to such reduction with the result that Executive's overall benefits package (other than salary and bonus) is materially reduced (other than any such reduction applicable to officers of the Company generally);

                                    (iv) the relocation of Executive's principal
place for the rendering of the services to be provided by him hereunder to a location more than fifty (50) miles from the present location of the principal executive office of the Company;

                                    (v)  any   purported   termination   of  the
Executive's employment by the Company other than for Cause or as a result of the Executive's Disability;

                                    (vi) the  failure  of the  Company to obtain
the assumption of this Agreement by any successors contemplated in Section 9 below; or

                                    (vii) any material  breach by the Company of
any material provision of this Agreement which continues uncured for thirty (30) days following notice thereof; provided that none of the foregoing shall constitute Involuntary Termination to the extent Executive has agreed thereto.

                        (e) TERMINATION DATE. "Termination Date" shall mean (i) if the Executive's employment is terminated by the Company for Disability, thirty (30) days after notice of termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such thirty (30) day period), (ii) if the Executive's employment is terminated by the Company for any other reason, the date on which a notice of termination is given, or (iii) if the Agreement is terminated by the Executive, the date on which the Executive delivers the notice of termination to the Company.

            9.          SUCCESSORS.

                        (a) COMPANY'S  SUCCESSORS.  Any successor to the Company
(whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

                        (b) EXECUTIVE'S SUCCESSORS. The terms of this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

            10.         NOTICE.

                        (a) GENERAL. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Corporate Secretary.

                        (b) NOTICE OF TERMINATION. Any termination by the Company for Cause or by the Executive as an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 30 days after the giving of such notice). The failure by the Executive to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

            11. CONFIDENTIALITY. Except as required by applicable laws, neither party shall disclose the contents of this Agreement without first obtaining the prior written consent of the other party, provided, however, that the Executive may disclose this Agreement to his attorney, financial planner and tax advisor if such persons agree to keep the terms hereof confidential.

            12.         MISCELLANEOUS PROVISIONS.

                        (a) VOLUNTARY EXECUTION; CONFLICT WAIVER. The Executive has been advised to obtain independent legal counsel regarding this Agreement. The Executive is signing this Agreement knowingly and voluntarily. The Company and the Executive acknowledge that Wilson Sonsini Goodrich & Rosati ("WSGR") has acted as counsel to the Company in negotiating this Agreement and will continue to serve as the Company's general counsel in the future, acknowledge that each has received full disclosure of any potential conflict of interest which may result from such representation, and knowingly and voluntarily waive any such conflict of interest.

                        (b) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                        (c) WHOLE AGREEMENT; INTEGRATION. This Agreement, Sections 1 and 3 of the Separation Agreement, any written agreements or other documents evidencing matters referred to herein and any written Company existing plans that are referenced herein represent the entire agreement and understanding between the parties as to the subject matter hereof and thereof and supersede all prior or contemporaneous agreements as to the subject matter hereof and thereof, whether written or oral. No waiver, alteration, or modification, if any, of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

                        (d) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York. The parties hereto consent to the personal jurisdiction of the state and federal courts of the County of Nassau, State of New York.

                        (e) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

                        (f) NO ASSIGNMENT OF BENEFITS. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (f) shall be void.

                        (g) EMPLOYMENT TAXES. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

                        (h) ASSIGNMENT BY COMPANY. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company; provided, however, that the Company shall remain jointly and severally liable under this Agreement, and provided further, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Executive.

                        (i) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                        (j) LEGAL FEES. In the event that the Executive is required to enforce this Agreement or to procure the benefits hereunder through arbitration or litigation, the Executive shall be entitled to reasonable legal fees and all out-of-pocket expenses.

                        (k) INTEREST. In the event that the Company fails to make any payment hereunder or afford any benefit when due, the Company shall pay interest at the rate of the publicly-announced prime rate of interest of Bank of America N.T. & S.A. or its successor in effect from time to time plus 3%, or the maximum amount permitted by law, whichever is less.

                        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


"COMPANY"               CROSS/Z INTERNATIONAL, INC.

                        /s/ Daniel M. Pess
                        --------------------------------------------------------
                        Daniel M. Pess, Vice President-Finance & Administration


"EXECUTIVE"             MARK CHROSCIELEWSKI



                        /s/ MARK CHROSCIELEWSKI
                        --------------------------------------------------------